INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-31674, 33-50301, 33-62155, 333-01519, 333-02353, 333-26961 and 333-26963 on
Form S-8 and Registration Statement No. 333-22867 on Form S-3 of our reports dated November 7, 1997 (November 26, 1997 as to Note 14), appearing and incorporated by reference in this Annual Report on Form 10-K of AGL Resources Inc. for the year ended September 30, 1997.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 17, 1997